Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 18, 2019, by and among SailPoint Technologies Holdings, Inc., a Delaware corporation (“Holdings”), SailPoint Technologies, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and certain Lenders party to the Credit Agreement referred to below.

RECITALS:

WHEREAS, Holdings, the Borrower, the other Loan Parties party thereto, each lender from time to time party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement, dated as of March 11, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

WHEREAS, Holdings has advised the Administrative Agent and the Lenders that it intends to launch an offering of convertible bonds.

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, Holdings and the Borrower have requested that the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement to permit the intended convertible bonds offering;

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in the appropriate alphabetical order:

“Convertible Debt” means debt securities or other Indebtedness, the terms of which provide for conversion into, or exchange for, Equity Interests (other than Disqualified Equity Interests) of Holdings or any other Loan Party, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof.

“Permitted Equity Derivatives” means any forward purchase, accelerated share purchase, call option transaction, capped call option transaction, bond hedge transaction, warrant transaction (whether such warrant is settled in Equity Interests (other than Disqualified Equity Interests) of Holdings, cash or a combination thereof) or other equity derivative transactions relating to any Convertible Debt of Holdings or any other Loan Party; provided, that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 6.07, including any Swap Agreements executed in connection therewith (or deemed executed therewith).

(b)    The definition of “Equity Interests” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any Indebtedness convertible for, or exchangeable into, any of the foregoing.

(c)    The definition of “Specified Issuance” in Section 1.01 of the Credit Agreement is hereby amended by deleting the “.” after “notes” and replacing it with “, including for the avoidance of doubt, pursuant to the issuance of Convertible Debt and related Permitted Equity Derivatives.”.

(d)    Section 6.01(s) is hereby amended and restated in its entirety as follows:

“(s) other unsecured Indebtedness of Holdings, the Borrower or any other Loan Party, including Convertible Debt and related Permitted Equity Derivatives, so long as (i) no Event of Default has occurred and is continuing or would immediately result therefrom, (ii) the Total Net Leverage Ratio for the most recently ended Reference Period for which financial statements have been (or were required to be) delivered to the Administrative Agent does not exceed 6.00 to 1.00 on a pro forma basis (after giving effect to the incurrence of such Indebtedness) and (iii) such Indebtedness shall (x) not mature earlier than 91 days after the Stated Maturity Date, (y) have terms that are customary market terms for Indebtedness of such type and (z) not be mandatorily prepayable, repurchasable or redeemable (except for customary asset sale or change of control provisions and, in the case of Convertible Debt, customary provisions requiring Holdings or any other Loan Parties to repurchase or convert all or any portion of the Convertible Debt) prior to the date that is 91 days after the Stated Maturity Date;”

(e)    Section 6.04 is hereby amended to (i) remove the “and” at the end of clause (s), (ii) replace “.” with “; and” in clause (t) and (iii) add the following new clause:

“(u) to the extent constituting Investments, any Permitted Equity Derivatives.”

(f)    Section 6.06 is hereby amended and restated in its entirety as follows:

“Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (including foreign currency exchange risks) to which the Borrower or any Restricted Subsidiary has actual or reasonably anticipated exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary and (c) any Permitted Equity Derivatives.”

(g)    Section 6.07 is hereby amended to (i) remove the “and” at the end of clause (g), (ii) replace “.” with “;” in clause (h) and (iii) add the following new clauses:

“(i) the purchase of any Permitted Equity Derivatives in connection with the issuance of any Convertible Debt permitted under Section 6.01 (and the replacement of any such Permitted Equity Derivatives); provided, that the purchase price for such Permitted Equity Derivatives net of any proceeds relating to any concurrent sale or termination of any Permitted Equity Derivatives, in respect of any such Convertible Debt does not exceed the net cash proceeds from such issuances of Convertible Debt;

(j) required payments of interest, repurchases, exercises, redemptions, settlements, early terminations, early cancellations or conversions of (whether in whole or in part and including by netting or set-off) any Convertible Debt permitted under Section 6.01(s), whether settled in Equity Interests (other than Disqualified Equity Interests) of Holdings, cash in lieu thereof or a combination of Equity Interests (other than Disqualified Equity Interests) of Holdings and cash in lieu thereof; provided, that any cash payment made pursuant to this Section 6.07(j), other than required payments of interest, shall also be subject to compliance with Section 6.07(b), Section 6.07(e) or Section 6.07(f); and

(k) the settlement or termination of (whether in whole or in part and including by netting or set-off) any Permitted Equity Derivatives by (i) delivery of Equity Interests (other than Disqualified Equity Interests) of Holdings, (ii) the delivery of cash, or (iii) the delivery of a combination of Equity Interests (other than Disqualified Equity Interests) of Holdings and cash, in lieu of the issuance of fractional shares; provided, that the entry into such Permitted Equity Derivative was not prohibited by this Agreement; provided, further, that any cash settlement or termination consummated pursuant to clause (ii) or clause (iii) hereof shall also be subject to compliance with Section 6.07(b), Section 6.07(e) or Section 6.07(f).”

(h)    Section 6.08 is hereby amended to (i) remove the “and” at the end of clause (d), (ii) replace “.” with “; and” in clause (e) and (iii) add the following new clause:

“(f) repurchases, exercises, redemptions, settlements, early terminations, early cancellations or conversions of (whether in whole or in part and including by netting or set-off) any Convertible Debt permitted under Section 6.01(s), whether settled in (i) Equity Interests (other than Disqualified Equity Interests) of Holdings, (ii) cash in lieu thereof or (iii) a combination of Equity Interests (other than Disqualified Equity Interests) of Holdings and cash in lieu thereof; provided, that any cash settlement or termination consummated pursuant to clause (ii) or clause (iii) hereof shall also be subject to compliance with Section 6.08(a), Section 6.08(b) or Section 6.08(c).”

(i)    Section 7(g) is hereby amended to (i) replace the “or” at the end of the second clause (i) with “,”, (ii) replace “;” with “or” at the end of the second clause (ii) and (iii) add the following new clause:

“(iii) repurchases, exercises, redemptions, settlements, early terminations, early cancellations or conversions of (whether in whole or in part and including by netting or set-off) or the right to do any of the foregoing to any Convertible Debt permitted under Section 6.01(s) (unless any such repurchase, exercise, redemption, settlement, early termination, early cancellation or conversion occurs as a result of a default by Holdings or any other Loan Party thereunder, an event of the type that constitutes an Event of Default or the inability to satisfy Sections 6.07(b), 6.07(e), 6.07(f), 6.08(a), 6.08(b) or 6.08(c) hereunder in connection therewith).”

SECTION 2. Representations and Warranties. The Borrower and the other Loan Parties hereby represent and warrant on the Amendment Effective Date that:

(a)    The execution, delivery and performance by each Loan Party of this Amendment is within such Loan Party’s corporate or limited liability company powers, as the case may be, and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or member action. This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    This Amendment (i) does not, on the part of any Loan Party or any of its Subsidiaries, require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under, or give rise to a right to require any payment to be made by any Loan Party or any of its Subsidiaries under, (A) any documentation evidencing any Material Indebtedness, (B) any Swap Agreement or (C) any other material agreement, in each case which is binding upon any Loan Party or any of its Subsidiaries or its assets, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents, except, solely in the case of clauses (i), (ii) or (iii)(C) hereof, as would not reasonably be expected to result in a Material Adverse Effect.

(c)    Both before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waiver) (the “Amendment Effective Date”):

(a)    The Administrative Agent shall have received counterparts to this Amendment, duly executed by (i) Holdings, the Borrower and the other Loan Parties party hereto and (ii) the Lenders constituting the Required Lenders;

(b)    As of the Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing;

(c)     After giving effect to this Amendment, the representations and warranties of Holdings and the Borrower set forth in the Credit Agreement and the other Loan Documents, including this Amendment, shall be true and correct in all material respects on and as of the Amendment Effective Date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects;

(d)    To the extent invoiced one (1) Business Day prior to the Amendment Effective Date and to the extent provided for in accordance with Section 9.03 of the Credit Agreement, the Borrower shall have paid to the Administrative Agent all fees and reimbursable expenses (including all fees and expenses of Weil, Gotshal & Manges LLP) that have been incurred in connection with this Amendment.

SECTION 4. Governing Law.

(a)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)    The jurisdiction and waiver of jury trial provisions in Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Credit Agreement are hereby incorporated by reference into this Amendment and shall apply, mutatis mutandis, to this Agreement.

SECTION 5. Effect on Credit Agreement and the other Loan Documents.

(a)    On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

(b)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 6. Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, emailed “.pdf” or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Miscellaneous.

(a)    Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(b)    This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SAILPOINT TECHNOLOGIES, INC.

By:	/s/ Christopher G. Schmitt
Name:	Christopher G. Schmitt
Title:	Secretary

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Christopher G. Schmitt
Name:	Christopher G. Schmitt
Title:	Secretary

SAILPOINT TECHNOLOGIES INTERMEDIATE HOLDINGS, LLC

By:	/s/ Christopher G. Schmitt
Name:	Christopher G. Schmitt
Title:	Secretary

SAILPOINT INTERNATIONAL, INC.

By:	/s/ Christopher G. Schmitt
Name:	Christopher G. Schmitt
Title:	Secretary

[SIGNATURE PAGE – AMENDMENT NO. 1 TO CREDIT AGREEMENT]

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Tony Sood
Name:	Tony Sood
Title:	Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 1 TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA, individually as a Lender

By:	/s/ Sheldon Pinto
Name:	Sheldon Pinto
Title:	Authorize Signatory

[SIGNATURE PAGE – AMENDMENT NO. 1 TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually as a Lender

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 1 TO CREDIT AGREEMENT]